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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1999 Employee Stock Purchase Plan of The St. Joe Company of our report dated April 14, 2005 with respect to the financial statements of The St. Joe Company 1999 Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Vestal & Wiler, CPAs.
Vestal & Wiler, CPAs
Orlando, Florida
August 9, 2005